 Execution Version

EXCLUSIVE TECHNICAL, OPERATIONAL,
BUSINESS CONSULTING AND SERVICES AGREEMENT

This Exclusive Technical, Operational, Business Consulting and Services Agreement (the "Agreement") is entered into as of July 3, 2008 by and among the following parties:

1.
Legend Media (Beijing) Information and Technology Co., Ltd. (乐君 (北京) 信息技术有榰公司), a company incorporated in the People's Republic of China ("PRC") with the registered office at Room 573, Building 3, No.3 Xijing Road, Badachu High-tech Zone, Shijingshan District, Beijing (“Party A”);

2.
Beijing Maihesi Advertising International Co., Ltd. (北京慚犕思国榻广告有榰公司) , a company incorporated in the PRC with the registered office at Room 401, Beijing Lanxi Hotel, No.1 South of Yuhui South Road, North Fourth Ringô Chaoyang District, Beijing (北京市朝槍区北四环罎慧南爑 1 号北京兰溪宾智401室) (“Party B”); and

3.	Ju Baochun (巨宝春), a PRC citizen;
Xue Wei (穥伟), a PRC citizen (collectively “Party C”).

Party A, Party B and Party C shall be collectively referred to as the “Parties” and each as a “Party”.

WHEREAS, Party A, a wholly foreign-owned enterprise registered under the PRC laws, itself and through its associated companies, own various human resource with extensive experience and technologies in marketing, customer support, technical, operational, business consulting and services.
WHEREAS, Party B, a domestic company registered under the PRC laws, is engaging in advertising services.
WHEREAS, Ju Baochun and Xue Wei hold 90% and 10% equity interest in Party B, respectively.
WHEREAS, Party B and Party C intend to retain Party A as the exclusive service provider to provide the above-mentioned services in connection with the advertising business and Party A agree to provide such services pursuant to the terms and conditions herein.

NOW THEREFORE, the Parties have reached the following agreements based on the principle of equal and mutual benefit:

1. SERVICES; EXCLUSIVITY
1.1 During the term of this Agreement and on the terms and conditions contained in this Agreement, Party A, as Party B’s exclusive service provider, agrees to render technical, operational, business consulting and services to Party B as fully described in Appendix I (the “Services”).
1.2 Party B and Party C hereby accept Party A as its exclusive service provider for the Services. For the avoidance of any doubt, Party B agrees and Party C agree to cause Party B to, during the term of this Agreement and without the prior written consent from Party A, refrain from:
a)	engaging in any business other than its current business conducted as of the date hereof;
b)
engaging the services of, or otherwise utilizing, any third party to provide such marketing, customer support, technical, operational, business consulting and services for the above-mentioned business.

1.3 Each Party shall be the owner of all rights to any and all intellectual property rights arising from the performance of this Agreement, including, without limitation, any copyright, patent, know-how and otherwise, irrespective of whether developed by Party A or Party B.

2. PAYMENT FOR THE SERVICES
2.1 Party B and Party C acknowledge the full support of Party A by providing in advance all of the Services and the risks associated therein, and agree to pay Party A the Basic Service Fee (as fully described in Appendix II).
2.2 To provide proper incentive to Party A in connection with the Services provided by Party A, Party B and Party C agree to pay Party A the Bonus Service Fee (as fully described in Appendix II), as applicable.
2.3 Party A may from time to time and in response to market changes, in its sole discretion, determine that the mechanism of calculating the Service Fee (as fully described in Appendix II) becomes unpractical or unreasonable and demand adjustment to be made to the calculation mechanism, Party B shall discuss with Party A in good faith within seven (7) business days upon receipt of such written request for an adjustment to modify the existing calculation mechanism.

3. REPRESENTATIONS AND WARRANTIES
3.1 Party A hereby represents and warrants as follows:
3.1.1	Party A is a company duly registered and validly existing under the PRC laws;
3.1.2
Party A has full right, power, authority and capacity and all consents and approvals of any other third party or government authorization necessary to execute and perform this Agreement. The execution and performance of this Agreement is not in violation of any applicable laws or in breach of any contract to which Party A is a party;

3.1.3	This Agreement constitutes a legal, valid and binding agreement of Party A, enforceable against Party A in accordance with the terms and conditions of this Agreement upon its execution.
3.2 Party B and Party C hereby jointly and severally, represent and warrant as follows:
3.2.1	Party B is a company duly registered and validly existing under the PRC laws and has obtained all necessary approvals to engage in the businesses as specified in Party B’s business license;
3.2.2
The registered capital of Party B has been fully paid and the equity interests are owned by Party C free and clear of all liens and are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any PRC laws, the charter documents or any contract to which Party B or Party C is a party or otherwise bound;

3.2.3
Each of Party B and Party C has full right, power, authority, capacity and all consents as well as approvals of any other third party or government authorization necessary to execute and perform this Agreement. The execution and performance of this Agreement is not in violation of any applicable laws or in breach of any contract to which any member of Party B or Party C is a party;

3.2.4
This Agreement constitutes a legal, valid and binding agreement of each of Party B and Party C, enforceable against each of Party B and Party C in accordance with the terms and conditions of this Agreement upon its execution.

4. CONFIDENTIALITY
4.1 Each of Party B and Party C agrees to use best efforts to protect and maintain the confidentiality of Party A's confidential data and information acknowledged or received by either Party B or Party C during the process of provision of the Services by Party A (collectively the "Confidential Information"). Each of Party B and Party C may not disclose or transfer any Confidential Information to any third party without Party A's prior written consent. Upon termination or expiration of this Agreement, each of Party B and Party C shall, at Party A's option and request, return all and any documents, information or software containing any of such Confidential Information to Party A, or destroy or delete all of such Confidential Information from any memory devices and cease to use them.
4.2 Article 4.1 shall survive after any amendment, termination or expiration of this Agreement.

5. DUTIES OF PARTIES
5.1 Duties of Party A.

5.1.1	Party A agrees that during the term of this Agreement and on the terms and conditions under this Agreement, it shall provide the Services in due course.
5.1.2	Party A agrees to bear all the cost associated with the provision of the Services.
5.1.3	Party A shall maintain sufficient experienced personnel to adequately meet the reasonable request of Party B on the Services from time to time.
5.2	Duties of Party B.
5.2.1	Party B shall continue to engage in advertising services pursuant to the terms and conditions of this Agreement, with the aim of developing and expanding the business;
5.2.2	Party B agrees to make all payments to Party A in due course pursuant to the terms and conditions of this Agreement;
5.2.3	Party B shall cause its representative to take appropriate, reasonable, and cautious manner in using and operating any system and equipment relating to the Services under this Agreement;
5.2.4
Party B shall grant Party A or any person authorized by Party A, access to visit and inspect, during normal business hours, any of the properties, and to examine the books of account and records of Party B and discuss the affairs, finances and accounts of Party B with its directors, officers, employees, agents, accountants, legal counsels and investment bankers, as applicable;

5.2.5
In order for Party A to better provide the Services to Party B, Party B shall consult with Party A and take into account Party A’s input before making any material decision with respect to the business operations or other aspects of Party B.

5.2.6	In order for Party A to better provide the Services to Party B, Party B shall timely provide Party A any and all information and materials as may be reasonably required by Party A.
5.2.7	In order for Party A to better provide the Services to Party B, Party B shall not appoint any senior management without the prior written consent of Party A.
5.3	Duties of Party C
5.3.1
Each of Party C hereby pledges his/her 100% equity interests in Party B (the “Pledged Equity”) to Party A as guarantee of fulfillment of all obligations of Party B and Party C under this Agreement, including, without limitation, payment for the Services of Party A. If Party B breaches any of its representations and warranties, covenants or obligations under this Agreement, Party A is entitled to dispose the Pledged Equity and retain the proceeds of such sale or require Party C to transfer the Pledged Equity to Party A (or a person designated by Party A), to the extent legally permitted under the PRC laws;

5.3.2
Party C hereby undertakes to properly register the above-mentioned pledge of the Pledged Equity and file such corporate documents as necessary or desirable with relevant government authorities for the purposes of perfecting the security interest on the date hereof;

5.3.3	Party C hereby grants to Party A or its designated person an option to purchase any or all of the Pledged Equity at nominal value, to the extent legally permitted under the PRC laws;
5.3.4	Party C may not dispose or encumber the Pledged Equity in any manner without the prior written consent of Party A.

6. INDEMNITY
6.1 Both Party B and Party C shall jointly and severally indemnify and hold harmless Party A from and against any loss, damage, obligation and cost arising out of this Agreement due to the breach of this Agreement by Party B or Party C.
6.2 Party A shall indemnify and hold harmless Party B and Party C from and against any loss, damage, obligation and cost arising out of this Agreement due to the breach of this Agreement by Party A.

7. EFFECTIVE DATE AND TERM
7.1 This Agreement shall be executed and come into effect as of the date first set forth above.
7.2 The term of this Agreement is ten (10) years, unless otherwise terminated pursuant to the terms and conditions of this Agreement. Upon the expiration, the term of this Agreement shall be renewed automatically for another ten (10) years unless any Party provides in writing that it does not wish to renew this Agreement.
7.3 Party A may review this Agreement on an annual basis and, in its sole discretion, determine whether any amendment to the Agreement is necessary or desirable in response to the change of circumstances, business conducted by Party B as well as the Services rendered.

8. TERMINATION
8.1 This Agreement shall expire on the date due unless this Agreement is renewed as set forth above.
8.2 Articles 4 and 6 shall survive after the termination or expiration of this Agreement.

9. SETTLEMENT OF DISPUTES
9.1 Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof shall be resolved through consultation. Such consultation shall begin immediately after one Party hereto has delivered to the other Parties hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either Party with notice to the other.
9.2 All disputes arising out of or in connection with this Agreement shall be submitted to the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong, which shall be conducted in accordance with HKIAC’s arbitration rules then in effect. The language of the arbitration shall be in English. The arbitration award shall be final and binding upon the Parties and shall be enforceable in accordance with its terms.

9.3 During the period when a dispute is being resolved, the Parties shall in all other respects continue their performance of this Agreement other than the matter(s) in dispute.

10. FORCE MAJEURE
10.1 Force Majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The affected party who is claiming to be not liable to its failure of performing this Agreement by Force Majeure shall inform the other party, without delay, of the alternative approaches for the performance of this Agreement.
10.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, Parties shall agree to resume performance of this Agreement with their best efforts.

11. NOTICES
All notices, demands or other communications given hereunder (a) shall be deemed to have been duly given and received (i) upon personal delivery, (ii) if by facsimile, when confirmation of its error-free transmission has been recorded by the sender's fax machine, or (iii) the second succeeding business day after deposit with UPS or other equivalent air courier delivery service, unless the notice is held or retained by the customs service, in which case the date shall be the fifth succeeding business day after such deposit and (b) must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by facsimile or by registered or certified mail, postage prepaid, at the following addresses (or to the attention of such other Person or such other address as any party may provide to the other parties by notice in accordance with this Article):

If to Party A, to:
Address: Room 601-602, Tower C, Baoding Center, NO.7, DongDaMoChang Street, Chongwen District, Beijing
Facsimile No: 010-67082707
Attn: Shao Changjian

If to Party B or Party C, to
Address: Room 8-3-101, Guanyuan Plaza, No. 1 Cuihua Street, Xicheng District, Beijing.
Facsimile No: 010-66126396
Attn: Ju Baochun

12. NO ASSIGNMENT
None of the Parties may assign any of its rights or obligations under this Agreement to any party without the prior written consent of the other Parties.

13. SEVERABILITY
Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provision of this Agreement invalid or unenforceable in any other jurisdiction.

14. GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the PRC laws.

15. LANGUAGE
This Agreement is executed in both English and Chinese, with equal validity and legal effect. In the event of any discrepancy between the English and Chinese versions, the English version shall prevail.

16. NO THIRD PARTY BENEFICIARY
This agreement shall only be binding upon the parties hereto and their respective permitted successors and transferees, without giving any beneficiary right to any third party.

17. HEADINGS
The captions, titles and headings included in this Agreement are for convenience only, and do not affect this Agreement’s construction or interpretation.

[SIGNATURE PAGES FOLLOW]

IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

PARTY A
Legend Media (Beijing) Information and Technology Co., Ltd. (乐君 (北京) 信息技术有榰公司)
(chop)
Signature: /s/ William Wei Lee
Name: William Wei Lee
Title: LEGAL REPRESENTATIVE

PARTY B
Beijing Maihesi Advertising International Co., Ltd.
(chop)
Authorized Signature: /s/ Ju Baochun
Name: JU BAOCHUN (巨宝春)

PARTY C

Signature: /s/ Ju Baochun
Name: JU BAOCHUN (巨宝春)

Signature: /s/ Xue Wei
Name: XUE WEI (穥伟)
[SIGNATURE PAGE OF TBSA]

APPENDIX I
THE SCOPE OF SERVICES

The Services to be provided by Party A to Party B shall include:

(a)	overall management and administrative services, including, without limitation, the accounting and human resources;
(b)	market research, data collection and analysis, including, without limitation, feasibility report and marketing consulting service;
(c)	design and execution of marketing development strategy, including, without limitation, organizing sales force and providing marketing support, client development as well as relationship management;
(d)
technical support and service, including, without limitation, the daily maintenance, supervision and problem-solving of equipments used in the ordinary course of business of Party B, and timely response to any urgent request in case of any sudden failure of such equipments;

(e)	personnel secondment to meet human resource need of Party B on a temporary or fixed-term basis; and
(f)	Any other services related to the business of Party B as reasonably requested by Party B and agreed by Party A from time to time.

APPENDIX II
CALCULATION AND PAYMENT OF THE SERVICES FEE

The service fee for the Services shall be calculated and paid as follows (the “Service Fee”):

1.	The Service Fee for the related fiscal year payable by Party B to Party A shall consist of (i) the Basic Service Fee and (ii) the Bonus Service Fee; where:
a)	The Basic Service Fee shall equal to 40% of the Total Revenue (as defined below) of Party B;
b)
In case that the Gross Margin for the related fiscal year (the “Actual Margin”) is more than 40% (the “Benchmark Margin”), then the Bonus Service Fee shall equal to the product of (i) 40% of the Total Revenue times (ii) the difference of Actual Margin minus the Benchmark Margin.

For the purpose of this Agreement,
a)	The Total Revenue means the aggregate revenue of the Party B for the related fiscal year;
b)
The Gross Margin means the percentage, the denominator of which being the Total Revenue minus the cost of the Contracts (as defined below) for the related fiscal year and the nominator being the Total Revenue;

c)
The Contracts means the Exclusive Advertising Agent Contract (as amended) entered into between Beijing Guoguang Guangrong Advertising Co., Ltd. (北京国广光粝广告有榰公司) (“Guoguang”) and Beijing Hongtenglianguang Advertising Co., Ltd. (北京懁纂羬广广告有榰公司) (“Hongteng”) dated May 5, 2008.

2.
The Services Fee shall be payable by Party B to Party A on a monthly basis. The estimated monthly pro rata Service Fee for any given fiscal year shall be 10% of the Service Fee of the preceding fiscal year, while Party A shall consult with Party B and in good faith determine the estimated monthly pro rata Service Fee for the first fiscal year. The monthly Service Fee shall be payable on or prior to the first calendar day of each month.

3.
If the Service Fee paid for any given fiscal year is more than the Service Fee payable for such fiscal year calculated above, then any extra amount paid shall be used to deduct any Service Fee for the immediately succeeding fiscal year; or If the Service Fee paid for any given fiscal year is less than the Service Fee payable for such fiscal year calculated above, then the shortage amount shall be immediately payable to Party A.